United States
Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  April 24, 2012

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    Appointment of Principal Accounting Officer

Effective April 24, 2012, G. Michael Landis, who is currently serving as the Company’s Director of Financial Reporting, will assume the role of Principal Accounting Officer.

Mr. Landis, 46, has been serving the Company as both an employee and financial consultant since April 2009.  Prior to joining Lannett, from October 2007 to December 2008, he was Corporate Controller at Akrion, Inc., a manufacturing company in the semiconductor industry.  From 2002 to 2007, Mr. Landis was Director of Finance at AlliedBarton Security Services, LLC, a security guard services company.  From 1999 to 2002, Mr. Landis was Assistant Global Controller at Quaker Chemical Corporation, an international manufacturer of specialty chemicals.  Mr. Landis, a Certified Public Accountant, spent four years at the international accounting firm Deloitte & Touche LLP, where he was an auditor.  Mr. Landis earned a Bachelor of Arts degree in accounting from Franklin & Marshall College in Lancaster, PA.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.
(Registrant)

	By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
President and Chief Executive Officer

Dated: April 30, 2012